                                                                   EXHIBIT 10.56



                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

                           Dated as of May 28, 1999

                                     among

                           TIER TECHNOLOGIES, INC.,

                   TIER TECHNOLOGIES (UNITED KINGDOM), INC.

                        (collectively, the "Borrowers")

                                      and

                               BANKBOSTON, N.A.

                               TABLE OF CONTENTS

SECTION I............................................................................................    1
---------

DEFINITIONS..........................................................................................    1
-----------
         1.1.   Definitions..........................................................................    1
                -----------
         1.2.   Accounting Terms.....................................................................    16
                ----------------

SECTION II...........................................................................................    16
----------

DESCRIPTION OF CREDIT................................................................................    16
---------------------
         2.1.   The Loans............................................................................    16
                ---------
         2.2.   Notice and Manner of Borrowing or Conversion of Loans................................    16
                -----------------------------------------------------
         2.3.   (a) Commitment Fee...................................................................    17
                    --------------
         2.4.   Reduction of Commitment Amount.......................................................    17
                ------------------------------
         2.5.   The Note.............................................................................    17
                --------
         2.6.   Duration of Interest Periods.........................................................    18
                ----------------------------
         2.7.   Interest Rates and Payments of Interest..............................................    18
                ---------------------------------------
         2.8.   Changed Circumstances................................................................    18
                ---------------------
         2.9.   Overdraft Facility...................................................................    20
                ------------------
         2.10.  Capital Requirements.................................................................    22
                --------------------
         2.11.  Prepayments of the Loans.............................................................    22
                ------------------------
         2.12.  Method of Payment....................................................................    22
                -----------------
         2.13.  Default Rate Interest. Etc...........................................................    23
                --------------------------
         2.14.  Indemnity............................................................................    23
                ---------
         2.15.  Computation of Interest and Fees.....................................................    23
                --------------------------------
         2.16.  The Letters of Credit................................................................    23
                ---------------------
         2.17.  Letter of Credit Fees................................................................    24
                ---------------------

SECTION III..........................................................................................    25
-----------

CONDITIONS OF LOANS..................................................................................    25
-------------------
         3.1.   Conditions Precedent to Initial Revolving Loan. and Letter of Credit.................    25
                --------------------------------------------------------------------
         3.2.   Conditions Precedent to all Loans and Letters of Credit..............................    27
                -------------------------------------------------------

SECTION IV...........................................................................................    28
----------

REPRESENTATIONS AND WARRANTIES.......................................................................    28
------------------------------
         4.1.   Organization and Qualification.......................................................    28
                ------------------------------
         4.2.   Corporate Authority..................................................................    29
                -------------------
         4.3.   Valid Obligations....................................................................    29
                -----------------
         4.4.   Consents or Approvals................................................................    29
                ---------------------
         4.5.   Title to Properties; Absence of Encumbrances.........................................    29
                --------------------------------------------
         4.6.   Financial Statements.................................................................    30
                --------------------
         4.7.   Changes..............................................................................    30
                -------
         4.8.   Defaults.............................................................................    30
                --------
         4.9.   Taxes................................................................................    30
                -----
         4.10.  Litigation...........................................................................    30
                ----------

         4.11.  Use of Proceeds......................................................................    30
                ---------------
         4.12.  Subsidiaries.........................................................................    30
                ------------
         4.13.  Holding Company and Investment Company...............................................    31
                --------------------------------------
         4.14.  Compliance with ERISA................................................................    31
                ---------------------
         4.15.  Environmental Matters................................................................    31
                ---------------------
         4.16   Collateral...........................................................................    32
                ----------
         4.17   Trademarks, Etc......................................................................    32
                ---------------
         4.18   Solvency.............................................................................    32
                --------

SECTION V............................................................................................    33
---------

AFFIRMATIVE COVENANTS................................................................................    33
---------------------
         5.1.   Financial Statements and other Reporting Requirements................................    33
                -----------------------------------------------------
         5.2.   Conduct of Business..................................................................    35
                -------------------
         5.3.   Maintenance and Insurance............................................................    35
                -------------------------
         5.4.   Taxes................................................................................    36
                -----
         5.5.   Inspection by the Bank...............................................................    36
                ----------------------
         5.6.   Maintenance of Books and Records.....................................................    36
                --------------------------------
         5.7.   Current Ratio........................................................................    36
                -------------
         5.8.   Minimum Quarterly Net Income.........................................................    36
                ----------------------------
         5.9.   Consolidated Total Liabilities to EBITDA Ratio.......................................    37
                ----------------------------------------------
         5.10.  EBIT/Interest Expense Ratio..........................................................    37
                ---------------------------
         5.11.  Further Assurances...................................................................    37
                ------------------

SECTION VI...........................................................................................    37
----------

NEGATIVE COVENANTS...................................................................................    37
------------------
         6.1.   Restrictions on Indebtedness.........................................................    37
                ----------------------------
         6.2.   Restricted Payments..................................................................    38
                -------------------
         6.3.   Leases...............................................................................    39
                ------
         6.4.   Sale and Leaseback...................................................................    39
                ------------------
         6.5.   Encumbrances.........................................................................    39
                ------------
         6.6.   Merger; Consolidation; Sale or Lease of Assets; Other Acquisitions...................    40
                ------------------------------------------------------------------
         6.7.   Additional Stock Issuance............................................................    41
                -------------------------
         6.8.   Upstream Limitations.................................................................    41
                --------------------
         6.9.   Capital Expenditures.................................................................    41
                --------------------
         6.10.  Investments..........................................................................    41
                -----------
         6.11.  ERISA................................................................................    42
                -----
         6.12.  Transactions with Affiliates.........................................................    42
                ----------------------------
         6.13.  No Amendments to Certain Documents...................................................    42
                ----------------------------------

SECTION VII..........................................................................................    43
-----------

DEFAULTS.............................................................................................    43
--------
         7.1.   Events of Default....................................................................    43
                -----------------
         7.2.   Remedies.............................................................................    45
                --------

SECTION VIII.........................................................................................    46
------------

SECURITY.............................................................................................    46
--------
         8.1.   Security of Company..................................................................    46
                -------------------
         8.2.   Guaranties and Security of Subsidiaries..............................................    46
                ---------------------------------------
         8.3.   Additional Guarantors................................................................    46
                ---------------------

SECTION IX...........................................................................................    46
----------

MISCELLANEOUS........................................................................................    46
-------------
         9.1.   Notices..............................................................................    46
                -------
         9.2.   Expenses.............................................................................    47
                --------
         9.3.   Set-Off..............................................................................    47
                -------
         9.4.   Term of Agreement....................................................................    47
                -----------------
         9.5.   No Waivers...........................................................................    48
                ----------
         9.6.   Governing Law........................................................................    48
                -------------
         9.7.   Amendments...........................................................................    48
                ----------
         9.8.   Binding Effect of Agreement..........................................................    48
                ---------------------------
         9.9.   Successors and Assigns...............................................................    48
                ----------------------
         9.10.  Counterparts.........................................................................    50
                ------------

SECTION X............................................................................................    50
---------

TRANSITIONAL ARRANGEMENTS............................................................................    50
-------------------------
         10.1.  Original Credit Agreement Superseded.................................................    50
                ------------------------------------
         10.2.  Return and Cancellation of Notes.....................................................    50
                --------------------------------
         10.3.  Interest and Fees Under Superseded Agreement.........................................    50
                --------------------------------------------

                                   EXHIBITS

EXHIBIT A - Form of Promissory Note

EXHIBIT B - Form of Notice of Borrowing or Conversion

EXHIBIT C - Indebtedness; Encumbrances

EXHIBIT D - Litigation

EXHIBIT E - Subsidiaries

EXHIBIT F - Form of Report of Borrowing Base Certificate

EXHIBIT G - Form of Report of Chief Financial Officer

EXHIBIT H - Form of Opinion of Counsel to the Company

EXHIBIT I - Trademarks

                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

                           Dated as of May 28, 1999


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of May 28, 1999, by and among TIER TECHNOLOGIES, INC., a California corporation (the "Company"), TIER TECHNOLOGIES (UNITED KINGDOM), INC., a Delaware corporation ("Tier UK" and, collectively with the Company, the "Borrowers" and each individually a "Borrower"), and BANKBOSTON, N.A. (the "Bank"), a national banking association.

         WHEREAS, pursuant to a Revolving Credit Agreement dated as of March 31, 1998 (as amended and in effect from time to time, the "Original Credit Agreement") by and among the Borrowers and the Bank, the Bank made loans and other extensions of credit available to the Borrowers for, among other things, general corporate and working capital purposes; and

         WHEREAS, the Borrowers have requested, among other things, to amend and restate the Original Credit Agreement, and the Bank is willing to amend and restate the Original Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers and the Bank agree that on the Closing Date (as hereinafter defined) the Original Credit Agreement is hereby amended and restated in its entirety and shall remain in full force and effect only as expressly set forth herein.


                                  SECTION I.
                                  ----------

                                  DEFINITIONS
                                  -----------

         1.1.  Definitions.
               -----------

         All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         Adjusted LIBOR Rate. Applicable to any Interest Period, shall mean, for
         -------------------
any LIBOR Loan, a rate annum equal to (x) the rate quoted by the Bank at 11:00
                       -----
a.m. London time (or as soon thereafter as practical) at which deposits in dollars are offered by prime commercial banks to prime commercial banks in the London interbank Eurodollar market two Business Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount equal to such LIBOR Loan, divided by (y) one (1) minus the Reserve Requirement, if any, for each such LIBOR Loan for such Interest Period.

         Affected Loans.  See Section 2.8(a).
         --------------

         Agreement.  This Agreement, as the same may be supplemented or amended
         ---------
from time to time, including all schedules and exhibits hereto.

         AIU Insurance Policy.  The Insolvency Risk Insurance Policy issued to
         --------------------
the Company by AIU North America Inc. with a policy limit of liability of $4,000,000.

         Alternate Base Rate. The greater of (i) the rate of interest announced
         -------------------
from time to time by the Bank at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

         Alternate Base Rate Loan. Any Revolving Loan bearing interest
         ------------------------
determined with reference to the Alternate Base Rate.

         Availability. As of any date of determination, the Commitment Amount as
         ------------
in effect on such date less the aggregate amount of all intercompany loans made by the Company to a Foreign Subsidiary pursuant to (S).6.10(ii) hereof and which are outstanding on such date.

         Bank.  See Preamble.
         ----

         Borrower(s).  See Preamble.
         -----------

         Borrowing Base. At the relevant time of reference thereto, an amount
         --------------
determined by the Bank by reference to the most recent Borrowing Base Certificate delivered to the Bank pursuant to Section 5.1, as adjusted pursuant to the provisions below, which is equal to eighty five percent (85%) of Eligible Receivables for which invoices have been issued and are payable.

The Bank may, in its discretion, from time to time, upon five (5) days' prior notice to the Company, reduce the lending formula with respect to Eligible Receivables to the extent that the Bank determines that: (a) the dilution with respect to the Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (b) the general creditworthiness of account debtors or other obligors of the Borrowers and their Subsidiaries have declined. In determining whether to reduce the lending formula, the Bank may consider events, conditions, contingencies or other risks which are also considered in determining Eligible Receivables.

         Borrowing Base Certificate.  See Section 3. 1 (n).
         --------------------------

         Business Day. (i) For all purposes other than as covered by clause (ii)
         ------------
below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts or New York, New York are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

         Capital Expenditures. To the extent capitalized in accordance with
         --------------------
GAAP, any expenditure for fixed assets, including assets being constructed (whether or not completed), leasehold improvements, Capitalized Leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (a) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (b) in the case of a Capitalized Lease, the capitalized amount thereof (determined in accordance with GAAP), and (c) without duplication, expenditures in or from any construction-in-progress account, but excluding expenditures made with the proceeds of insurance to replace a damaged or destroyed asset and expenditures made with the proceeds of the sale of an asset, up to an amount not greater than the then-book value of such sold asset, to replace such asset.

         Capitalized Leases. Leases under which the Company or any of its
         ------------------
Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         Closing Date. The first date on which all conditions set forth in (S)3
         ------------
have been satisfied and any Revolving Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code. The Internal Revenue Code of 1986 and the rules and regulations
         ----
thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Collateral. All real and personal property of any Borrower or Guarantor
         ----------
pledged as collateral under any Security Document or under any other instrument or agreement now or hereafter in effect between or among the Bank, the Borrowers, the Guarantors or any other Person, or any of them, which provides collateral security for the payment and performance of all or any portion of the Obligations.

         Collateral Instruments. Letters of credit, guarantees, indemnities and
         ----------------------
performance bonds in form and substance satisfactory to the Overdraft Bank issued or to be issued by the Overdraft Bank to or for the account of Tier UK pursuant to Section 2.9.

         Commitment Amount. $8,000,000 or any lesser amount, including zero,
         -----------------
resulting from a termination or reduction of such amount in accordance with
Section 2.4 or Section 7.2.

         Company. See Preamble.
         -------

         Consolidated Current Assets. As at any date as of which the amount
         ---------------------------
thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of the Company and its Subsidiaries as at such date.

         Consolidated Current Liabilities. At any date as of which the amount
         --------------------------------
thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries as at such date, plus, to the extent not already included therein, all Loans and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Company or any Subsidiary to a date more than one year from the date of determination.

         Consolidated Net Income. The consolidated net income of the Company and
         -----------------------
its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP.

         Consolidated Total Liabilities. At any date as of which the amount
         ------------------------------
thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of the Company and its Subsidiaries, including in any event all Indebtedness, provided, however, notwithstanding the foregoing, Consolidated Total Liabilities shall not include any Indebtedness constituting the Earn-Out until such time as such Earn-Out is due and payable.

         Controlled Group. All trades or businesses (whether or not
         ----------------
incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         Counter Indemnities. Any indemnity or counter indemnity from Tier UK,
         -------------------
in favor of the Overdraft Bank with respect to any Collateral Instrument issued to or for the account of Tier UK, in the standard form of indemnity or counter indemnity used by the Overdraft Bank or in such other form and substance as may be satisfactory to the Overdraft Bank and including (without limitation) any letter of credit application incorporating indemnification language satisfactory to the Overdraft Bank.

         Default. An Event of Default or event or condition that, but for the
         -------
requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         Distribution. The declaration or payment of any dividend on or in
         ------------
respect of any shares of any class of capital stock of any Borrower, other than dividends payable solely in shares of common stock of such Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Borrower, directly or indirectly through a Subsidiary of such Borrower or otherwise; the return of capital by any Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Borrower, other than a dividend payable solely in shares of common stock of such Borrower.

         Domestic Subsidiary.  Any Subsidiary which is not a Foreign Subsidiary.
         -------------------

         Earn-Out. Any deferred purchase price or other consideration to be paid
         --------
to a seller (including, without limitation, a contingent earn-out arrangement incurred) in connection with any acquisition permitted pursuant to Section 6.6 .

         EBIT. In relation to the Company and its Subsidiaries for any period,
         ----
an amount equal to the Consolidated Net Income determined in accordance with GAAP for such period, plus the following to the extent deducted in computing
                      ----
such Consolidated Net Income for such period: (a) Interest Expense for such period, (b) taxes on income for such period and (c) the one-time non-recurring charge taken in the fiscal quarter ending June 30, 1999 in an amount of not more than $4,000,000 relating to the commercial billing system acquired by the Company, but minus (i) any income that is generated from any source other than
             -----
the Company's ordinary operations and (ii) any capitalized software costs.

         EBITDA. In relation to the Company and its Subsidiaries for any period,
         ------
an amount equal to the Consolidated Net Income determined in accordance with GAAP for such period, plus the following to the extent deducted in computing
                      ----
such Consolidated Net Income for such period: (a) Interest Expense for such period, (b) taxes on income for such period, (c) depreciation for such period,
(d) amortization for such period, (e) the one-time non-recurring charge taken in the fiscal quarter ending June 30, 1999 in an amount of not more than $4,000,000 relating to the commercial billing system acquired by the Company and (f) one-time non-recurring charges which are related to acquisitions and actually deducted in calculating EBITDA in such period, but minus (x) all gains (or plus
                                                   -----
all losses) attributable to the sale or other disposition of assets in such period other than in the ordinary course of business, (y) any income that is generated from any source other than the Company's ordinary operations and (z) any capitalized software costs. It is understood and agreed that the EBITDA for the period in question of any Person acquired (whether by merger, sale of substantially all assets, or otherwise) by the Company during such period, calculated in accordance with this definition, shall be included in the EBITDA of the Company for such period.

         Eligible Receivables. The aggregate of the unpaid portions of
         --------------------
Receivables of the Borrowers, the Foreign Subsidiaries and any Guarantor (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Receivable) (a) that the Company reasonably and in good faith determines to be collectible; (b) that are with account debtors or other obligors that (i) are not Affiliates of the Company and its Subsidiaries; (ii) purchased the goods or services giving rise to the relevant Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Bank's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) other than as to Foreign Subsidiaires, in which the Bank has a valid and perfected first priority security interest;
(f) that are not outstanding for more than ninety (90) days past the earlier to occur of (i) the date of the respective invoices therefor and (ii) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are not due from an account debtor or other obligor located in Minnesota unless the Borrowers or their relevant Subsidiaries, as the case may be, (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that, if due from any single account debtor or obligor other than an Investment Grade Account Debtor, do not exceed ten percent (10%) of the aggregate amount of all Eligible Receivables, and, in the case of any Investment Grade Account Debtors, do not exceed twenty five percent (25%) of Eligible Receivables; (i) that are payable in Dollars, Pounds Sterling and Australian Dollars; (j) that are not payable from an office outside of the United States or, so long as such Receivable is covered by the AIU Insurance Policy or secured by a letter of credit acceptable to the Bank, from Australia and the UK, provided that at no time shall more than thirty
                           --------
percent (30%) of all Eligible Receivables consist of either Foreign Receivables and/or Receivables of a Foreign Subsidiary; and (k) that are not secured by a letter of credit unless the Bank has a prior perfected security interest in such letter of credit.

         Encumbrances.  See Section 6.5.
         ------------

         ERISA. The Employee Retirement Income Security Act of 1974 and the
         -----
rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Environmental Laws. Any and all applicable foreign, federal, state and
         ------------------
local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Company or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

         Event of Default. Any event described in Section 7.1.
         ----------------

         Federal Funds Effective Rate. For any day, a fluctuating interest rate
         ----------------------------
per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         First Amendment to Security Documents. That certain First Amendment to
         -------------------------------------
Security Documents Agreement dated on or prior to the Closing Date among the Borrowers, certain Guarantors and the Bank and in form and substance acceptable to the Bank.

         Foreign Receivables. A Receivable payable by an entity that is located
         -------------------
in neither the United States nor Canada.

         Foreign Subsidiary. Any Subsidiary which conducts substantially all of
         ------------------
its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

         GAAP. (a) When used in Sections 5.7 - 5.11, whether directly or
         ----
indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on September 30, 1998, and (ii) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on September 30, 1998, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guarantors. Collectively, (a) all Domestic Subsidiaries of any Borrower
         ----------
and (b) each other Person required to become a Guarantor pursuant to Section VIII hereof.

         Guaranty and Guaranties. Collectively, (a) the Guaranty dated as of
         -----------------------
March 31, 1998, as amended by the First Amendment to Security Documents, from Tier UK to the Banks pursuant to which Tier UK guaranties to the Bank the payment and performance of the Obligations, and (b) any other guaranty required to be executed and delivered pursuant to Section VIII hereof, in each case to be in form and substance satisfactory to the Bank.

         Hazardous Material. Any substance (i) the presence of which requires or
         ------------------
may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         Indebtedness. As to any Person and whether recourse is secured by or is
         ------------
otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (a) every obligation of such Person for money borrowed,

                  (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (e) every obligation of such Person under any Capitalized
         Lease,

                  (f) every obligation of such Person under any lease (a "Synthetic Lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (1) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

                  The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         Interest Expense. For any specified period, the aggregate interest and
         ----------------
other financing expenses that shall have become due and payable on Indebtedness to any Person (including the Bank), including fees with respect to such Indebtedness and interest under capitalized leases, all determined in accordance with GAAP.

         Interest Period. With respect to each LIBOR Loan, the period commencing
         ---------------
on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing or Conversion;

provided that:
--------

                  (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on
a
         day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period applicable to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                  (iii) any Interest Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                  (iv) notwithstanding clauses (iii) and (iv) above, no Interest Period applicable to a LIBOR Loan shall have a duration of less than one month; and if any Interest Period applicable to such Loans would be for a shorter period, such Interest Period shall not be available hereunder.

         International Standby Practices. With respect to any standby Letter of
         -------------------------------
Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Bank in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Investments. All expenditures made and all liabilities incurred
         -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Investment Grade Account Debtor. Any Person which either (a) maintains
         -------------------------------
at least a BBB rating or its equivalent with respect to its debt obligations, as rated by Standard & Poor's Rating Service, Moody's Investors

Service, Inc. or Duff & Phelps Credit Rating Co. or (b) is expressly approved as an Investment Grade Account Debtor by the Bank in its sole and absolute discretion.

         Letter of Credit. Letters of credit in the form customarily issued by
         ----------------
the Bank as standby, documentary or commercial letters of credit, issued by the Bank, at the request and for the account of a Borrower.

         Letter of Credit Obligations. At any time, the aggregate Stated Amount
         ----------------------------
of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letters of Credit.

         LIBOR Loan. Any Revolving Loan bearing interest at a rate determined
         ----------
with reference to the Adjusted LIBOR Rate.

         Loan. A loan made to a Borrower by the Bank pursuant to Section II of
         ----
this Agreement (including, without limitation, any advances made under the Overdraft Facility), and "Loans" means all of such loans, collectively.

         Loan Documents. This Agreement, the Notes, the Letter of Credit
         --------------
Applications, the Letters of Credit, any Collateral Instrument and the Security Documents.

         Maximum Overdraft Amount. The Sterling equivalent of $500,000, as the
         ------------------------
same may be reduced from time to time in accordance with Section 2.9, or if the Overdraft Facility is terminated pursuant to the provisions hereof, zero.

         Net Worth. As of any date of determination, the Consolidated
         ---------
stockholders' equity of the Company and its Subsidiaries.

         Note. An amended and restated promissory note of a Borrower,
         ----
substantially in the forms of Exhibit A-1 and A-2 a hereto, as applicable,
                              -------------------
evidencing the obligation of such Borrower to the Bank to repay the Loans.

         Notice of Borrowing or Conversion.  See Section 2.2.
         ---------------------------------

         Obligations. All indebtedness, obligations and liabilities of any of
         -----------
the Company and its Subsidiaries to the Bank and the Overdraft Bank, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, Collateral Instruments or arising or incurred in connection with any interest rate protection arrangements provided by the Bank, foreign exchange an/or currency risk protection arrangements entered into with the Bank or other instruments at any time evidencing any thereof.

         Overdraft Bank.  The Bank, acting through its London branch.
         --------------

         Overdraft Facility.  See Section 2.9.
         ------------------

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding
         ----
to any or all of its functions under ERISA.

         Permitted Encumbrances. See Section 6.5.
         ----------------------

         Person. An individual, partnership, corporation, limited liability
         ------
company or partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         Plan. At any time, an employee pension or other benefit plan that is
         ----
subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         Pledge Agreement. The Pledge Agreement dated as of March 31, 1998,
         ----------------
executed and delivered by the Company to the Bank, as amended by the First Amendment to Security Documents.

         Qualified Investments. As applied to the Company and its Subsidiaries,
         ---------------------
investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, and (iv) any repurchase agreement secured by any one or more of the foregoing.

         Receivables. All rights of the Company or any of its Subsidiaries to
         -----------
payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Company or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

         Regulatory Change. Any change after the date of this Agreement in
         -----------------
United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any orders, rulings, interpretations, directives, guidelines or requests applying to a class of banks including the Bank, of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         Reimbursement Obligations. The aggregate non-contingent reimbursement
         --------------------------
or repayment obligations of the Company with respect to amounts drawn under the Letter of Credit.

         Reserve Requirement. For any LIBOR Loans for any Interest Period (or,
         -------------------
as the case may be, shorter period), the average maximum rate at which reserves (including marginal, supplemental or emergency reserves, if any) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in Boston, Massachusetts with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities which includes deposits by references to which the Adjusted LIBOR Rate is to be determined as provided in the definition of "Adjusted LIBOR Rate", as applicable, in this Section 1, or (ii) any category of extensions of credit or other assets which include LIBOR Loans.

         Restricted Payment. In relation to the Company and its Subsidiaries,
         ------------------
any (a) Distribution or (b) payment or prepayment by the Company or its Subsidiaries to any shareholder or to any other Affiliate (other than a Guarantor) of the Company or any Subsidiary.

         Revolving Loans. The Loans made to the Company pursuant to Section
         ---------------
2.1(a) of this Agreement and advances made on the Overdraft Facility pursuant to
Section 2.9 of this Agreement.

         Revolving Credit Termination Date.  May 27, 2000.
         ---------------------------------

         Security Agreement. Collectively, (a) the Security Agreement dated as
         ------------------
of March 31, 1998 between the Company and the Bank, as amended by the First Amendment to Security Documents; (b) the Security Agreement dated as of March 31, 1998 between Tier UK and the Bank, as amended by the First Amendment to Security Documents; (c) the Debenture dated as of June 10, 1998 between Tier UK and the Bank; and (d) any other security agreement required to be executed and delivered pursuant to Section VIII hereof, in each case in form and substance satisfactory to the Bank.

         Security Documents. The Guaranties, the Security Agreements, the
         ------------------
Trademark Assignments, the Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         Solvent. With respect to the Company and its Subsidiaries on a
         -------
particular date, measured on a consolidated basis, that on such date (i) the fair value of the property (tangible or intangible) of the Company and its Subsidiaries is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company and its Subsidiaries, (ii) the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries on their debts as they become absolute and matured will not be greater than the fair salable value of the assets of the Company and its Subsidiaries at such time, (iii) the Company and its Subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) the Company and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond the Company's and its Subsidiaries' ability to pay as such debts and liabilities mature, and (v) the Company and its Subsidiaries are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Company's and its Subsidiaries' properties would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which the Company and its Subsidiaries are engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be compounded at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

         Stated Amount. With respect to each Letter of Credit outstanding at any
         -------------
given time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

         Sterling or (Pounds). Pounds Sterling in lawful currency of the United
         --------------------
Kingdom.

         Sterling Base Rate. The annual rate of interest announced from time to
         ------------------
time by the Bank's London branch as its "base rate" for loans denominated in Sterling.

         Subsidiary. Any corporation, association, joint stock company, business
         ----------
trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company or a Subsidiary of the Company; or any other such organization the management of which is directly or indirectly controlled by the Company or a Subsidiary of the Company through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Company has a 50% ownership interest.

         Synthetic Lease.  As defined in the definition of "Indebtedness".
         ---------------

         Tier UK.  See Preamble.
         -------

         Total Overdraft Usage.  See Section 2.9.
         ---------------------

         Trademark Assignment. The Trademark Assignment, dated or to be dated on
         --------------------
or prior to March 31, 1999, made by the Company in favor of the Bank and in form and substance satisfactory to the Bank.

         1.2. Accounting Terms. All terms of an accounting character shall have
              ----------------
the meanings assigned thereto by GAAP, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                  SECTION II.
                                  -----------

                             DESCRIPTION OF CREDIT
                             ---------------------

         2.1. The Loans. (a) Subject to the terms and conditions hereof, the
              ---------
Bank agrees to make Revolving Loans to the Company, and the Company may borrow, repay and reborrow from time to time between the Closing Date and the Revolving Credit Termination Date, such amounts as the Company may request, provided that
                                                                  --------
the aggregate principal amount of all Loans at any one time outstanding hereunder (after giving effect to all amounts requested) plus the Letter of Credit Obligations plus the Total Overdraft Usage shall not exceed the lesser of
                   ----
(i) the Borrowing Base and (ii) the Availability and provided further that at
                                                     ----------------
the time the Company requests a Revolving Loan and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing. Any Revolving Loan not repaid by the Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date.

         (b) Provided that no Default shall have occurred and be continuing, the Company may convert all or any part (in integral multiples of $500,000) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan). The Company shall give the Bank prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.2.

         (c) The Company may, prior to the Revolving Credit Termination Date, prepay the principal balance of the Revolving Loans in accordance with Section
2.11. Any amounts so prepaid may, subject to the terms and conditions of this Agreement, be reborrowed by the Company prior to the Revolving Credit Termination Date.


         2.2. Notice and Manner of Borrowing or Conversion of Loans. (a)
              -----------------------------------------------------
Whenever the Company desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Company shall notify the Bank (which notice shall be irrevocable) by telephone or facsimile received no later than 10:00 a.m. Boston time on the date one Business Day before the day on which the requested Loan is to be made or continued as or converted to an Alternate Base Rate Loan, and received no later than 10:00 a.m. Boston time on the date three Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.6). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit B hereto, provided that if such written
                          ---------         --------
confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error.

         (b) Subject to the terms and conditions hereof, the Bank shall make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Company's demand deposit account with the Bank or if no such account exists, by disbursing such funds as directed by the Company.


         2.3. (a) Commitment Fee. The Company shall pay to the Bank a commitment
                  --------------
fee computed at the rate of three tenths of one percent (.30%) per annum on the average daily amount of the unborrowed portion of the Commitment Amount during each quarter or portion thereof. Commitment fees shall be payable quarterly in arrears, on the last day of each calendar quarter of each year beginning on the first such date following the date hereof, and on the Revolving Credit Termination Date.

              (b) Closing Fee. The Company shall pay to the Bank a closing fee
                  ------------
of $20,000, payable on the Closing Date.

         2.4. Reduction of Commitment Amount. The Company may from time to time
              ------------------------------
by written notice delivered to the Bank at least three Business Days prior to the date of the requested reduction, reduce by $100,000 or integral multiples thereof any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement.

         2.5. The Note. (a) The Loans shall be evidenced by an amended and
              --------
restated Note in the form of Exhibit A-1 attached hereto, payable to the order
                             -----------
of the Bank and having a final maturity of the Revolving Credit Termination Date. The Note shall be dated on or before the date of the first Loan and shall have the blanks therein appropriately completed.

         (b) The Bank shall, and is hereby irrevocably authorized by the Borrowers to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Bank is hereby irrevocably authorized by the Borrowers to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Bank or the Borrowers with respect thereto.

         2.6. Duration of Interest Periods. (a) Subject to the provisions of the
              ----------------------------
definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Company shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 10:00 a.m. Boston time on the date one Business Day before the end of the then applicable Interest Period if such Loan is to be continued as or converted to an Alternate Base Rate Loan and three Business Days before the end of the then applicable Interest Period is such Loan is to be continued as or converted to a LIBOR Loan.

         (b) If the Bank does not receive a notice of election of duration of an Interest Period for a LIBOR Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, the Company shall be deemed to have elected to convert such Loan in whole into an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto.

         (c) Notwithstanding the foregoing, the Company may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Termination Date.

         2.7. Interest Rates and Payments of Interest. (a) Each Base Rate Loan
              ---------------------------------------
shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Alternate Base Rate plus one half of one percent (.50%), which rate shall change contemporaneously with any change in the Alternate Base Rate. Such interest shall be payable in arrears on the last day of each month commencing April 30, 1999, and when such Loan is due (whether at maturity, by reason of acceleration, prepayment or otherwise).

         (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted LIBOR Rate plus two and one half percent (2.5 %). Such interest shall be payable in arrears for such Interest Period on the last day thereof and when such LIBOR Loan is due (whether at maturity, by reason of acceleration, prepayment or otherwise) and, if such Interest Period is longer than three months, at intervals of every three months after the first day thereof.


         2.8.  Changed Circumstances.
               ---------------------

         (a) in the event that:

                  (i) on any date on which the Adjusted LIBOR Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Adjusted LIBOR Rate, or

                  (ii) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that:

                  (A) the making or continuation of or conversion of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                  (B) the Adjusted LIBOR Rate shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Bank shall forthwith so notify the Company thereof. Until the Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by the Company of the type of Loan affected by the contingencies described in this
Section 2.8(a) (herein called "Affected Loans") shall be suspended. If at the
                               --------------
time the Bank so notifies the Company, the Company has previously given the Bank a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the Company may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

         Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Company shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.13, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

         (b) in case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (i) subjects the Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Company or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof, or

                  (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Bank (other than such requirements as are already included in the determination of the Adjusted LIBOR Rate), or

                  (iii) imposes upon the Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank or impose any expense upon the Bank with respect to any Loans, the Bank shall notify the Company thereof. The Company agrees to pay to the Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

         2.9. Overdraft Facility.
              ------------------

         (a) Subject to the terms and conditions of this Agreement, including, without limitation, the conditions of this (S)2.9, Tier UK may from time to time between the date hereof and the Revolving Credit Termination Date (i) utilize an overdraft facility on a Sterling-denominated current account with the Overdraft Bank in the name of Tier UK (the "Overdraft Facility") by causing checks or other items denominated in Sterling to be presented for payment against such current account in amounts greater than the then available balance in such current account and (ii) request that the Overdraft Bank agree to issue Collateral Instruments to or for the account of Tier UK upon receipt by it of a duly-completed and executed Counter Indemnity from Tier UK in respect of each such Collateral Instrument, in form and substance satisfactory to the Overdraft Bank provided that the aggregate amount of all liabilities of Tier UK in respect of the Overdraft Facility and all such Counter Indemnities (whether contingent or otherwise) (the "Total Overdraft Usage") shall not exceed the Maximum Overdraft Amount and, in addition, the Total Overdraft Usage shall not at any time exceed the lesser of the Borrowing Base and the Availability. As to the Overdraft Facility, each such presentation shall be deemed to be a request by Tier UK for a utilization of the Overdraft Facility in an amount equal to the excess of such check or other item over such available balance, and shall be irrevocable. Notwithstanding the foregoing, at no time shall the Total Overdraft Usage exceed the Maximum Overdraft Amount and, in addition, the Total Overdraft Usage shall not at any time exceed the lesser of the Borrowing Base and the Availability. After the occurrence of an Event of Default, the

Overdraft Bank may terminate the Overdraft Facility in its entirety and reduce the Maximum Overdraft Amount to zero with immediate effect at its sole discretion by written notice to the Company and Tier UK, and the entire principal amount of the debit balance in the Overdraft Facility, together with all interest accrued thereon, shall become immediately due and payable. The entire principal amount of the debit balance in the Overdraft Facility, together with all interest accrued thereon, shall be due and payable on the Revolving Credit Termination Date.

         (b) If at any time the outstanding amount of the debit balance in the Overdraft Facility plus the aggregate amount of all liabilities in respect of all Counter Indemnities shall exceed the Maximum Overdraft Amount (due to currency fluctuations or otherwise), the Borrowers hereby jointly and severally, absolutely and unconditionally promise to immediately repay the amount of such excess to the Bank for the account of the Overdraft Bank.

         (c) Any amounts borrowed under the Overdraft Facility shall be deemed to be Revolving Loans hereunder and shall be evidenced by the Note in the form of Exhibit A-2 attached hereto.
   -----------

         (d) Interest on the Overdraft Facility shall be payable on the day to day cleared debit balance in Tier UK's current account maintained with the Overdraft Bank. Except as provided in Section 2.13 hereto, interest on the Overdraft Facility shall be payable at the annual percentage rate of interest determined by the Bank to be the sum of (i) the Sterling Base Rate, plus (ii) two and one half percent (2.5%). The rate of interest on the Overdraft Facility shall be adjusted from time to time to reflect changes in the Sterling Base Rate. Any such change in such rate of interest shall become effective on the date of the change in the Sterling Base Rate. The Borrowers jointly and severally promise to pay interest on the Overdraft Facility (i) monthly in arrears on the last day of each calendar month, commencing on the first such date following the Closing Date and (ii) the date on which the Overdraft Facility is repaid in full.

         (e) Interest due with respect to the Overdraft Facility shall be paid to the Bank for the account of the Overdraft Bank.

         (f) Tier UK shall, on the date of issuance or any extension or renewal of any Collateral Instrument and at such other time or times as such charges are customarily made by the Overdraft Bank, pay a fee (in each case, a "Collateral Instrument Fee") to the Overdraft Bank in respect of each Collateral Instrument equal to the rate of two and one half percent (2.5%) plus the Overdraft Bank's customary issuance fee, such fee to be for the account of the Overdraft Bank.

         (g) The Company hereby absolutely and unconditionally promises to pay to the Bank any amounts borrowed by Tier UK under the Overdraft Facility and guarantees to the Bank that Tier UK will duly and punctually pay and perform all of its Obligations to the Bank under the Overdraft Facility and otherwise under this Agreement.

         2.10. Capital Requirements. If after the date hereof the Bank
               --------------------
determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having, the force of law), has the effect of reducing the return on the Bank's or such holding company s capital as a consequence of the Bank s commitment to make Loans hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank shall notify the Company thereof. The Company agrees to pay to the Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         2.11. Prepayments of the Loans. (a) Voluntary Prepayments. Revolving
               ------------------------
Loans that are LIBOR Loans may be prepaid at any time, without premium or penalty, on the last day of any interest Period applicable thereto, upon three Business Days' notice. Revolving Loans that are Alternate Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans shall affect the Commitment Amount or impair the Company's right to borrow as set forth in Section 2.1.

         (b) Mandatory Prepayments. The Borrowers promise to pay on the Revolving Credit Termination Date, and there shall become absolutely due and payable on the Revolving Credit Termination Date, all of the outstanding Revolving Loans on such date, together with any and all accrued and unpaid interest thereon. In addition, if at any time the sum of the aggregate outstanding amount of the Revolving Loans plus the Total Overdraft Usage plus
                                          ----                           ----
the Letter of Credit Obligations exceeds the lesser of (i) the Borrowing Base, as reflected in the Borrowing Base Certificate then most recently delivered to the Bank pursuant to Section 5.1 and (ii) the Availability, the Borrowers immediately shall make a prepayment of the Revolving Loans in an amount not less than such excess.

         2.12. Method of Payment. The Bank shall, and the Borrowers hereby
               -----------------
authorize the Bank to, debit the amount of any payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder to the demand deposit account of the Borrowers with the Bank.

         2.13. Default Rate Interest. Etc. Each overdue amount under this
               ---------------------
Agreement or under any of the other Loan Documents (including, without limitation, all principal, interest and fees outstanding) shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum (the "Default Rate") equal to (x) if such due date occurs prior to the end of an Interest Period, 2% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 2% above the rate then applicable to Alternate Base Rate Loans; and (y) in all other cases, 2% above the rate then applicable to Alternate Base Rate Loans.

         2.14. Indemnity. Each of the Borrowers agrees to indemnify the Bank and
               ---------
to hold the Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of (a) a default by any Borrower in payment of the principal amount of or any interest or any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) a default by any Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Notice of Borrowing or Conversion relating thereto in accordance with Section 2.2 or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such LIBOR Loan to an Alternate Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to make any such LIBOR Loans.

         2.15. Computation of Interest and Fees. Interest and all fees payable
               --------------------------------
hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

         2.16. The Letters of Credit (a) Upon the terms and subject to the
               ---------------------
conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Company made herein, the Bank agrees to issue, to the extent permitted by law, one or more Letters of Credit on the application and for the account of the Company, during the period from the date hereof, to the date which is fourteen (14) days prior to the Revolving Credit Termination Date, provided, however, that, after giving effect to such request (i) the
      --------  -------
Stated Amount of all outstanding Letters of Credit plus the aggregate amount of
                                                   ----
all unreimbursed draws under such outstanding Letters of Credit shall not exceed $5,000,000 at any one time and (ii) the Stated Amount of all outstanding Letters of Credit plus the outstanding amount of all Loans shall not exceed the lesser
          ----
of the Borrowing Base and the Commitment Amount. In addition, each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (or any successor thereto) or, in the case of a standby Letter of Credit, either such Uniform Customs or the International Standby Practices. It is understood and agreed by the parties hereto that amounts drawn under such Letters of Credit shall become immediately due and payable by the Company to the Bank, for the account of the Bank, and shall bear interest at the rate then applicable to Revolving Loans that are LIBOR Loans, and, if not paid forthwith shall, to the extent there is availability under the Borrowing Base, be added to the Revolving Loans and shall be immediately due and payable upon the maturity of the Revolving Loans. The issuance of any such Letter of Credit shall result in a reduction of availability under the Borrowing Base in accordance with Section 2.1. In addition, all Letters of Credit shall have a stated expiration date not to exceed 365 days. A Letter of Credit may, subject to the terms and conditions of this Agreement, be renewed for an additional period not to exceed 365 days. Each Letter of Credit shall, in any event, expire not later than five Business Days prior to the Revolving Credit Termination Date.

         (b) In order to evidence such Letters of Credit, the Borrower shall enter into, with the Bank, such agreements and execute such instruments and documents as the Bank requires, including, but not limited to, a letter of credit application and agreement.

         2.17. Letter of Credit Fees. A Letter of Credit fee shall be payable
               ---------------------
quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date to the Bank, on each Letter of Credit issued at a rate per annum equal to two and one half percent (2.5%) multiplied by the face amount of such Letter of Credit.

         2.18. Payments. All payments of principal, interest, fees and any other
               --------
amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Bank in Dollars at the Bank's head office or at such other place that the Bank may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

         2.19. No Offset. All payments by the Borrowers hereunder and under any
               ---------
of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the applicable Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon such Borrower. The applicable Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Documents.


                                 SECTION III.
                                 ------------

                              CONDITIONS OF LOANS
                              -------------------

         3.1. Conditions Precedent to Initial Revolving Loan. and Letter of
              ----------------------------------------------
Credit. The obligation of the Bank to make the initial Revolving Loan and to issue the initial Letter of Credit is subject to the fulfillment on the date hereof of each of the following conditions precedent:

         (a) Loan Documents, Etc.
             -------------------

                  (i) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date.

                  (ii) Executed original counterparts of each of the Loan Documents, as executed and delivered by the respective parties thereto, shall have been delivered to the Bank.

         (b) Legality of Transactions. No change in applicable law or regulation
             ------------------------
shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for the Bank to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date, or
(b) for the Company or any of its Subsidiaries to perform any of their respective agreements or obligations under any of the Loan Documents to which they are a party on the Closing Date.

         (c) Representations and Warranties. Each of the representations and
             ------------------------------
warranties made by or on behalf of the Company or any of its Subsidiaries to the Bank in this Agreement or the other Loan Documents shall be true and correct in all material respects when made, and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct in all material respects on and as of such date.

         (d) Performance, Etc. The Company and each of its Subsidiaries shall
             ----------------
have duly and properly performed, complied with and observed each of its respective covenants, agreements and obligations contained in any of the Loan Documents to which it is a party or by which it is bound which are required to be performed on or prior to the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of Default.

         (e) Certified Copies of Charter Documents. The Bank shall have received
             -------------------------------------
from the Company and each of its Subsidiaries party to the Loan Documents, respectively, a copy, certified by a duly authorized officer of each such entity, to be true and complete on the Closing Date, of (i) its respective charter or other incorporation documents, as in effect on such date of certification, certified by the Secretary of State of the jurisdiction of its incorporation, and (ii) its by-laws as in effect on such date.

         (f) Proof of Corporate Action. The Bank shall have received from the
             -------------------------
Company and each of its Subsidiaries party to the Loan Documents, respectively, a copy, certified by a duly authorized officer of each such entity, to be true and complete on the Closing Date, of records of all corporate action taken by the Company and each of its Subsidiaries to authorize (a) its execution and delivery of the Loan Documents to which it is or is to become a party, (b) its performance of all of its agreements and obligation under each of such documents, and (c) with respect to the Borrowers, any borrowings and other transactions contemplated by this Agreement.

         (g) Incumbency Certificate. The Bank shall have received from the
             ----------------------
Company and each of its Subsidiaries party to the Loan Documents, respectively, an incumbency certificate, dated the Closing Date and signed by a duly authorized officer of each such entity, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company and each of its Subsidiaries, respectively, each of the Loan Documents and to which it is or is to become a party; (b) with respect to the Borrowers, to make application for the Loans or conversion thereof, and (c) to give notices to take other action on its behalf under the Loan Documents.

         (h) Proceedings and Documents. All corporate, governmental and other
             -------------------------
proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Bank and the Bank shall have received all such counterpart originals or certified or other copies of all such installments and documents as the Bank shall have reasonably requested.

         (i) Good Standing Etc. The Bank shall have received a certificate from
             -----------------
the Secretary of State of their respective jurisdictions of incorporation as to the Company's and each of its Subsidiaries' party to the Loan Documents legal existence and good standing in such state and listing all documents on file for each such entity in the office of said Secretary of State. The Bank shall also have received certificates of qualification to do business from any jurisdictions in which the Company and each of its Subsidiaries, respectively, is required to be qualified.

         (j) Facility Fee. The Company shall have complied with its obligation
             ------------
under Section 2.3 to pay the closing fee.

         (k) Legal Opinion. The Bank shall have received a written legal
             -------------
opinion, addressed to the Bank, dated the Closing Date, from Paul, Hastings, Janofsky & Walker LLP, counsel to the Company and its Subsidiaries, and in form and substance satisfactory to the Bank.

         (l) Financial Condition. The Bank shall be satisfied that the financial
             -------------------
statements referred to in Section 4.6 fairly present the financial condition of the Company and its Subsidiaries as at the close of business on the date thereof and the results of operations for the periods then ended, and that there has been no material adverse change in the assets, business, operations or financial condition the Company and such Subsidiaries, taken as a whole, since the most recent financial statements referred to therein.

         (m) Security Documents: U.C.C. Search Reports. Insurance. The Security
             ----------------------------------------------------
Documents and the appropriate financing statements (in the name of the Company) and other documents in respect thereto and necessary to enable the Bank to perfect a legal, valid and enforceable first-priority security interest thereunder shall have been duly executed by the Company and duly filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests, and all other actions necessary for the perfection of such interests shall have been completed. The Bank shall have received satisfactory evidence that such insurance as is required by the Security Documents to be in effect in respect of all property and fixtures of the Company and each of its Subsidiaries is in effect and the interest of the Bank as loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property. Without limitation of the foregoing sentence, the Bank shall also have received satisfactory evidence that the Company maintains adequate liability insurance (including insurance relating to product liability matters) and the interest of the Bank as additional insured has been duly endorsed on all such instruments of insurance. All such insurance shall provide for 30 days' advance written notice to the Bank of any cancellation thereof.

         (n) Borrowing Base Certificate. The Company shall have delivered to the
             --------------------------
Bank a certificate in the form of Exhibit F (a "Borrowing Base Certificate"),
                                  ---------
dated as of the Closing Date.

         3.2. Conditions Precedent to all Loans and Letters of Credit. The
              -------------------------------------------------------
obligation of the Bank to make each Loan and issue each Letter of Credit, including the initial Revolving Loan and initial Letter of Credit, or continue or convert Loans to Loans of the other type, is further subject to the following conditions:

         (a) timely receipt by the Bank of the Notice of Borrowing or Conversion as provided in Section 2.2;

         (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Loan; further, the Bank may without waiving this condition consider it fulfilled, and a representation by the Company to such effect made, if no written notice to the contrary, dated the date of such Loan or Letter of Credit is received from the Company, and in the event that the Company submits such a written notice, the conditions set forth in this Section 3.2(b) will be considered fulfilled if such notice specifies in detail the exceptions to the representations and warranties as of the date of such Loan or Letter of Credit, the exceptions as stated in such notice are satisfactory to the Bank in its sole discretion, and the Bank so notifies the Company;

         (c) the resolutions referred to in Section 3.(f) shall remain in full force and effect;

         (d) the Bank shall have received a Borrowing Base Certificate that is satisfactory to the Bank; and

         (e) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans or issue Letters of Credit hereunder.

         The making of each Loan and issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Company on the date of the making, continuation or conversion of such Loan or issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (b) of this
Section 3.2, except to the extent that such representation and warranty shall be modified to reflect the effect of any action or inaction on the part of the Borrower which is expressly permitted hereunder.


                                  SECTION IV.
                                  -----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Company represents and warrants to the Bank that:

         4.1. Organization and Qualification. Each of the Company and its
              ------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification. Since its inception, the Borrower has not transacted business under any other name or trade name other than Tier Technologies, Inc., Tier Corporation, TSource and

The Information Engineering Resource Corporation. The Company maintains its principal place of business at its offices located in Walnut Creek, California; Tier UK maintains its principal place of business at its offices located in the United Kingdom.

         4.2. Corporate Authority. The execution, delivery and performance of
              -------------------
this Agreement, the Note and the other Loan Documents and the transactions contemplated hereby are within the corporate power and authority of such Person and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Company or such Subsidiary, (b) contravene any provision of the charter documents or by-laws of the Company or any of its Subsidiaries or any law, rule or regulation applicable to the Company or any of its Subsidiaries, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Company or any of its Subsidiaries, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Company or any of its Subsidiaries.

         4.3. Valid Obligations. This Agreement, the Note and the other Loan
              -----------------
Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Company and its Subsidiaries, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.4. Consents or Approvals. The execution, delivery and performance of
              ---------------------
this Agreement, the Note and the other Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

         4.5. Title to Properties; Absence of Encumbrances. Each of the Company
              --------------------------------------------
and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit C hereto, and, except as
                                                ---------
so disclosed, free from all defects of tide that might materially adversely affect such properties, assets or rights, taken as a whole.

         4.6. Financial Statements. The Company has furnished the Bank its
              --------------------
consolidated balance sheet as of September 30, 1998 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by PricewaterhouseCoopers LLP. The Company has also furnished the Bank its consolidated balance sheet as of March 31, 1999 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal quarter then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with GAAP throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

         4.7. Changes. Since the date of the most recent financial statements
              -------
referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Company or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

         4.8. Defaults.  As of the date of this Agreement, no Default exists.
              --------

         4.9. Taxes. The Company and each Subsidiary have filed all federal,
              -----
state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company and each Subsidiary have been fully paid. The Company and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

         4.10. Litigation. Except as set forth on Exhibit D hereto, there is no
               ----------                         ---------
litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Company's or any Subsidiary's officers, threatened, against the Company or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Company or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

         4.11. Use of Proceeds. No portion of any Loan is to be used for the
               ---------------
"purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System; and the Company is not engaged in the business of extending credit to others for such purpose.

         4.12. Subsidiaries. As of the date of this Agreement, all the
               ------------
Subsidiaries of the Company are listed on Exhibit E hereto. The Company or a
                                          ---------
Subsidiary of the Company is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

         4.13. Holding Company and Investment Company. Neither the Company nor
               --------------------------------------
any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940, as amended.

         4.14. Compliance with ERISA. The Company and each member of the
               ---------------------
Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than liability for premiums which have been paid when due) or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         4.15.  Environmental Matters.
                ---------------------

         (a) The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries.

         (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

         (c) To the best of the Company's knowledge no material, oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no property now or previously owned, leased or used by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

         (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Company or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Company or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

         (e) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any previous owner, tenant, occupant or user of any property owned, leased or used by the Company or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of the Company have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Company, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

         4.16 Collateral. All of the Obligations under or in respect of the Loan
              ----------
Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents to the extent provided therein.

         4.17 Trademarks, Etc. Borrower is duly licensed or otherwise entitled
              ---------------
to use all trademarks, service marks and trade names which are used in the operation of its business as presently conducted and as shown on Exhibit I
                                                                 ---------
hereto. No claim is pending or, as far as the Borrower can reasonably foresee, threatened against Borrower contesting the use of any such trademarks, service marks and trade names nor does the Borrower know of any valid basis for any such claims.

         4.18 Solvency. The Company and its Subsidiaries are, and after giving
              --------
effect to the transactions contemplated hereby, will be, Solvent.

                                  SECTION V.
                                  ----------

                             AFFIRMATIVE COVENANTS
                             ---------------------

         So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Company covenants as follows:

         5.1. Financial Statements and other Reporting Requirements. The Company
              -----------------------------------------------------
shall furnish to the Bank:

         (a) as soon as available to the Company, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income, changes in stockholders' equity and cash flow for, such year, audited and certified by PricewaterhouseCoopers LLP (or other independent certified public accountants acceptable to the Bank) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

         (b) as soon as available to the Company, but in any event within 45 days after the end of each of its fiscal quarters (or, in the case of cash flow statements, 90 days after the end of each fiscal year), a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income and cash flow for, the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount, along with the original projections for such period and the same financial statements for the same period of the prior year;

         (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5. 1, a report in substantially the form of Exhibit G hereto signed on behalf of the Company by its chief financial
        ---------
officer;

         (d) within 30 days after the end of (i) each month in which any Loan or Letter of Credit is outstanding and (ii) each fiscal quarter in which no Loan or Letter of Credit is outstanding, a Borrowing Base Certificate provided that the
                                                              --------
Company shall be required to furnish to the Bank a Borrowing Base Certificate prior to requesting its first Loan or Letter of Credit hereunder;

         (e) promptly after the receipt thereof by the Company, copies of any reports submitted to the Company by independent public accountants in connection with any interim review of the accounts of the Company made by such accountants;

         (f) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Company shall send to its stockholders or as the Company may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Company or its Subsidiaries;

         (g) if and when the Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

         (h) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

         (i) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Company or the Company and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

         (j) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

         (k) on each anniversary of the date hereof, for so long as Receivables from such entities or their wholly-owned subsidiaries comprise part of the Borrowing Base, the then current rating of the debt obligations of each Investment Grade Account Debtor (or in the event any such customer does not have a separate credit rating, the rating of such customer's parent corporation) and any other customer, the Eligible Receivables from which comprise greater than 10% of the Borrowing Base, as rated by Standard & Poor's Rating Services, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co.;

         (l) at the end of each six-month period after the date hereof, a "pipeline" report describing the status of all outstanding and future projects with customers;

         (m) on or before September 30 of each year, a projected consolidated balance sheet and projected consolidated statements of income, changes in stockholders' equity and cash flow for the next succeeding year, together with supporting assumptions;

         (n) within 30 days after the end of each fiscal quarter, a Receivables aging report;

         (o) within five (5) days after the end of each month in which any Investment has been made under Section 6.10(ii) hereof, certification from the Company that the Company's cash on its balance sheet as of the end of such month, exceeds the amount of such Investment;

         (p) from time to time, such other financial data and information about the Company or its Subsidiaries as the Bank may reasonably request.

          5.2. Conduct of Business. Each of the Company and its Subsidiaries
               -------------------
shall:

         (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

         (b) maintain its corporate existence; and

         (c) consulting.

         5.3. Maintenance and Insurance. Each of the Company and its
              -------------------------
Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Company and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Company in the exercise of their reasonable judgment deem to be adequate, and shall also maintain the AIU Insurance Policy or such replacement policy as may be approved by the Bank, in such manner. The Bank shall be named as loss payee and additional insured under, and shall be given 3 0 days' prior written notice of any cancellation of, all such insurance. If the Company or any of its Subsidiaries fails to provide such insurance, the Bank, in its sole and complete discretion, may provide such insurance and charge the cost thereof to the Company's deposit account with the Agent. Any payment not recovered from the Company or its Subsidiaries shall bear interest at the Alternate Base Rate then in effect. The Bank shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrowers hereby expressly assumes full responsibility therefor and liability, if any, thereunder. The Company shall furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions.

         5.4. Taxes. The Company shall pay or cause to be paid all taxes,
              -----
assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due, except for taxes, assessments or governmental charges which are being contested in good faith by the Company and for which the Company has established and maintains adequate reserves for payment.

         5.5. Inspection by the Bank. The Company shall permit the Bank or its
              ----------------------
designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5. I(a), (b), or (c) except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Company, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

         5.6. Maintenance of Books and Records. Each of the Company and its
              --------------------------------
Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable law.

         5.7. Current Ratio. The Company shall at all times maintain a ratio of
              -------------
Consolidated Current Assets to Consolidated Current Liabilities of at least 2.0 to 1.

         5.8. Minimum EBITDA. The Company shall not permit its EBITDA as at the
              --------------
end of any fiscal quarter to be less than (a) $1,900,000 for the fiscal quarter ending June 30, 1999; (b) $3,200,000 for the fiscal quarter ending September 30, 1999; (c) $3,400,000 for the fiscal quarter ending December 31, 1999; and (d) $3,700,000 for each fiscal quarter ending thereafter.

         5.9. Consolidated Total Liabilities to EBITDA Ratio. The Company shall
              ----------------------------------------------
at all times maintain a ratio of Consolidated Total Liabilities to EBITDA, calculated on a rolling four quarter basis, as follows:

         Quarter ending June 30, 1999:                         less than 2.0
         Quarter ending September 30, 1999:                    less than 2.0
         Quarter ending December 31, 1999 and
         at the end of each quarter thereafter:                less than 1.75

         5.10. EBIT/Interest Expense Ratio. The Company shall at all times
               ---------------------------
maintain a ratio of EBIT to Interest Expense of not less than 3.0 to 1.

         5.11. Further Assurances. At any time and from time to time the Company
               ------------------
shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement, the Note and the other Loan Documents.


                                  SECTION VI.
                                  -----------

                              NEGATIVE COVENANTS
                              ------------------

         So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Company covenants as follows:

         6.1. Restrictions on Indebtedness. The Company will not, and will not
              ----------------------------
permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

         (a) Indebtedness to the Bank arising under any of the Loan Documents;

         (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

         (c) Indebtedness existing as of the date of this Agreement and listed and described on Exhibit C hereto;
                 ---------

         (d) Indebtedness of a Guarantor to the Company or another Guarantor so long as such Person incurring the Indebtedness remains both a Guarantor hereunder and a Subsidiary;

         (e) In addition to Earn-Outs set forth on Schedule 6.1, Indebtedness of
                                                   ------------
the Company consisting of Earn-Outs up to a maximum aggregate amount not to exceed $5,000,000 at any one time outstanding;

         (f) Indebtedness of the Company and/or any of its Subsidiaries with respect to performance, surety, statutory, appeal or similar bonds obtained in the ordinary course of business, so long as the aggregate amount of such Indebtedness does not exceed $5,000,000 outstanding at any time;

         (g) In addition to the Indebtedness of a Foreign Subsidiary to the Company set forth on Schedule 6.1 and permitted by Section 6.1(h), Indebtedness
                     ------------
of a Foreign Subsidiary to the Company in the form of intercompany loans or advances so long as (i) no Default or Event of Default has occurred and is continuing; (ii) such Indebtedness is on a demand basis; (iii) such Indebtedness is at all times evidenced by a proper secured demand promissory note or similar debt instrument acceptable to the Bank, in each case pledged to the Bank; (iv) the Foreign Subsidiary has granted to the Company a first priority perfected security interest on all its assets other than real property leasehold interests to secure such Indebtedness, such security interest has been assigned to the Bank and the Bank has received a legal opinion from local counsel opining as to the validity and enforceability of such note, security interest and assignment, and the perfection of such security interest; and (v) the aggregate principal amount of such Indebtedness does not exceed $3,000,000 outstanding at any one time;

         (h) Indebtedness of Tier Technologies (Australia) Pty. Ltd. ("Tier Australia") to the Company in the form of an intercompany loan or advance so long as (i) no Default or Event of Default has occurred and is continuing; (ii) the aggregate principal amount of such loan, taken together with all other equity Investments made by the Company in Tier Australia pursuant to Section 6.10(iii) hereof, does not exceed the lesser of (1) $3,500,000 and (2) the aggregate purchase price for the assets of Simsion & Bowles Pty Ltd. to be acquired by Tier Australia on or prior to September 28, 1999 (the "S&B Acquisition"); (iii) such Indebtedness is incurred on or prior to September 28, 1999; (iv) Tier Australia uses the proceeds of such Indebtedness to purchase certain of the assets of Simsion & Bowles Pty Ltd.; and (v) such Indebtedness is incurred on the date of the consummation of the S&B Acquisition; and

         (i) Unsecured Indebtedness not otherwise provided in this ss.6.1 which does not exceed at any time, in the aggregate, $2,000,000.

          6.2. Restricted Payments. The Company and its Subsidiaries shall not
               -------------------
make any Restricted Payments, provided, however, so long as no Default or Event
                              --------  -------
of Default has occurred and is continuing or would exist as a result thereof,
(a) any Subsidiary shall be permitted to make Distributions to any Borrower or Guarantor; and (b) the Company shall be permitted to make purchases of all or any portion of its capital stock from the holders thereof so long as (i) the total, cumulative amount of the consideration paid for all such purchases from and after the date hereof does not exceed, in the aggregate, $1,000,000 for any consecutive twelve month period, and (ii) the total cumulative amount of the consideration paid for each share of capital stock does not exceed its fair market value as determined as of the date of such purchase.

         6.3. Leases. Neither the Company nor any of its Subsidiaries shall
              ------
during any fiscal year enter into any leases of real or personal property as lessee, except for Capitalized Leases or leases providing for payments (whether or not such payments are termed rent) (a) from the Closing Date through September 30, 1999 in the aggregate amount of less than $1,000,000 and (b) in any one fiscal year thereafter in the aggregate of less than $1,000,000.

         6.4. Sale and Leaseback.
              ------------------

         Neither the Company nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Company or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

         6.5. Encumbrances.
              ------------

         Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):
                       ----------------------

         (a) Encumbrances in favor of the Bank or any of its affiliates;

         (b) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

         (c) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

         (d) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

         (e) liens in favor of lessors under Capitalized Leases on assets subject to Capitalized Leases permitted by Sections 6.1 and 6.3 hereof; and

         (f) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business.

         6.6. Merger; Consolidation; Sale or Lease of Assets; Other
              -----------------------------------------------------
Acquisitions. Neither the Company nor any of its Subsidiaries shall sell, lease
------------
or otherwise dispose of assets or properties in excess of $100,000 during any fiscal year (valued at the lower of cost or market), other than sales of inventory in the ordinary course of business in any fiscal year; or liquidate, merge or consolidate into or with any other person or entity, or otherwise acquire any other entity, provided that any Subsidiary of the Company may merge
                          --------
or consolidate into or with (i) the Company if no Default would result from such merger and if the Company is the surviving company, or (ii) any other wholly-owned Subsidiary of the Company and provided further, that the Company or
                                           ----------------
any Subsidiary of the Company may enter into a merger or acquire any other entity or other assets so long as (a) in the case of a merger, the Company or such Subsidiary, as the case may be, is the surviving entity of such merger; (b) no Default or Event of Default has occurred and is continuing or would exist as a result of the merger or acquisition, as the case may be; (c) the Company has delivered to the Bank seven (7) Business Day's prior written notice of such merger or acquisition, which notice shall provide the Bank with a reasonably detailed description of the proposed merger or acquisition; (d) the business to be acquired would not subject the Bank to regulatory or third party approvals in connection with the exercise of any of their rights and remedies under this Agreement or the other Loan Documents; (e) the business or assets so acquired shall be acquired free and clear of all liens, encumbrances and Indebtedness;
(f) the Company or such other applicable Person involved in the acquisition or merger has taken or caused to be taken all necessary action to grant to the Bank a first priority perfected lien in all assets and capital stock or other equity interests to be acquired in connection with such acquisition or merger, to the extent provided in the applicable provisions of Section VIII; (g) any new Domestic Subsidiary formed as a result of such acquisition or merger shall become a Guarantor hereunder and shall execute and deliver to the Bank all applicable Security Documents; (h) the Company has demonstrated to the satisfaction of the Bank, based on a pro forma compliance certificate, compliance with all the financial covenants contained herein on a pro forma basis immediately prior to and after giving effect to such acquisition or merger (provided, to the extent the Company is not able to calculate such pro forma compliance due to the accounting methods used by the Person to be acquired or merged, the Company shall deliver to the Bank a certification that, to the best of the Company's knowledge, no Default or Event of Default will exist after giving effect to the acquisition and, in addition, the Company shall be required to deliver such pro forma compliance certificate within sixty (60) days from the date of the consummation of the acquisition or merger); and (i) the aggregate purchase price consisting of any consideration other than the capital stock of the Company for any single acquisition or merger or series of related acquisitions or mergers shall not exceed $5,000,000 and the aggregate purchase price consisting of any consideration other than the capital stock of the Company for all mergers and acquisitions shall not exceed $8,000,000 over the life of this Agreement.

         6.7. Additional Stock Issuance. The Company shall not permit any of its
              -------------------------
Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Company; provided, however, so long as no Default or Event of
                     --------  -------
Default has occurred and is continuing or would exist as a result thereof, any Foreign Subsidiary may issue, sell or otherwise dispose of additional shares of its capital stock so long as the net cash proceeds received from such issuance, sale or other disposition shall be used within thirty (30) days of receipt thereof to fund all or any portion of the purchase price of an acquisition or merger which is permitted pursuant to ss.6.6 hereof. Neither the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to the Company or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 6.6.

         6.8. Upstream Limitations. Neither the Company nor any of its
              --------------------
Subsidiaries will enter into, or permit any of its Subsidiaries to enter into, any agreement, contract or arrangement (other than the Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Company or any Guarantor.

         6.9. Capital Expenditures. Neither the Company nor any of its
              --------------------
Subsidiaries shall make Capital Expenditures in excess of the following amounts in each year specified below, exclusive of Capital Expenditures incurred in connection with the acquisition of any Person:

              Fiscal Year                            Maximum Capital Expenditure
              -----------                            ---------------------------
              1999                                           $6,500,000
              The first day of the 2000 fiscal year          $5,000,000
              through and including May 27, 2000

         6.10. Investments. Neither the Company nor any of its Subsidiaries
               -----------
shall make or maintain any Investments other than (i) Investments in Guarantors or any Borrower, (ii) Investments in Foreign Subsidiaries with respect to Indebtedness permitted by Section 6.1(g) hereof so long as (1) such Person remains a Subsidiary of the Company; (2) all conditions set forth in Section 6.1(g) have been satisfied; and (3) the Company maintains an amount of cash on its balance sheet at all times in an amount of not less than the aggregate amount of all such outstanding Investments under this Section 6.10(ii); (iii) Investments by the Company in Tier Australia with respect to Indebtedness permitted by Section 6.1(h) hereof or otherwise so long as (1) Tier Australia remains a Subsidiary of the Company; (2) no Default or Event of Default has occurred and is continuing; (3) the aggregate amount of the

Investment, taken together with all other Indebtedness of Tier Australia to the Company incurred under Section 6.1(h) does not exceed, in the aggregate, the lesser of (1) $3,500,000 and (2) the aggregate purchase price for the S&B Acquisition; (4) such Investment is made solely with the proceeds of a sale of the Company's common stock from which the Company has received net cash proceeds from such equity issuance of not less than $5,000,000; (5) such Investment is made not later than September 28, 1999; (6) the proceeds of such Investment are used by Tier Australia to consummate the S&B Acquisition; and (7) such Investment is not made prior to the date of consummating the S&B Acquisition;
(iv) Qualified Investments, (v) loans outstanding to Messrs. James L. Bildner and William G. Barton evidenced by those certain promissory notes dated in February, 1997 and amended in August, 1997 payable by such individuals to the Company, the aggregate outstanding principal balance of which was $1,772,861 as of March 31, 1999 (vi) up to $2,000,000 aggregate amount of loans to employees of the Company and any Subsidiaries who are shareholders of the Company; and
(vii) Investments by a Foreign Subsidiary with the proceeds of any equity issuance received by such Foreign Subsidiary from any equity issuance permitted by ss.6.7 hereof in a Person to be acquired pursuant to ss.6.6 hereof. It is understood and agreed that as the loans described in clause (v) in the preceding sentence are paid or otherwise reduced, the amount of the payments or reductions shall not become available for new permitted Investments under this Section 6.10.

         6.11. ERISA. Neither the Company nor any member of the Controlled Group
               -----
shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

         6.12. Transactions with Affiliates. None of the Company nor any of its
               ----------------------------
Subsidiaries will enter into or participate in any agreements or transactions of any kind with any affiliate, except: agreements or transactions (in each case) in the ordinary course of business and on an arms-length basis which (i) do not violate or otherwise conflict with any of the terms of any of the Security Documents, (ii) require the payment of no fees, charges or commissions by the Company or such Subsidiaries to any affiliate except those which are reasonable and disclosed to the Bank, (iii) are disclosed on the books, accounts and records of the Company or such Subsidiaries, and (iv) involve terms no less favorable to the Company or such Subsidiaries than would be the terms of a similar agreement or transaction with any person other than an affiliate.

         6.13. No Amendments to Certain Documents. The Company will not at any
               ----------------------------------
time cause or permit any of the charter or other incorporation documents or by-laws of the Company or any of its Subsidiaries to be modified, amended or supplemented in any respect whatever, except for such modification or amendment as would not effect any change adverse to the Bank, or have a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries, without the express prior written agreement, consent or approval of the Bank.

                                 SECTION VII.
                                 ------------

                                   DEFAULTS
                                   --------

         7.1. Events of Default. There shall be an Event of Default hereunder if
              -----------------
any of the following events occurs:

         (a) the Company shall fail to pay when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Note within five days of the due date therefor; or

         (b) The Company shall fail to perform any term, covenant or agreement contained in Sections 5. 1 (h), 5.5, 5.7 through 5. 10 or Section VI; or

         (c) the Company shall fail to perform any covenant contained in Sections 5. l(g), 5. 1 (i) or 5.2, and such failure shall continue for 30 days; or

         (d) the Company shall fail to perform any term, covenant or agreement (other than in respect of subsections 7. 1 (a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Company by the Bank; or

         (e) any representation or warranty of the Company made in this Agreement or in the Note or any other Loan Document or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

         (f) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company or the Company and its Subsidiaries, taken as a whole, as determined by the Bank acting in good faith; or

         (g) the Company or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

         (h) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

         (i) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Company or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Company or such Subsidiary and shall continue unstayed and in effect for any period of 30 days; or

         (j) a judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or such Subsidiary, that in the aggregate exceeds $500,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 45 days, unless the same shall be covered by insurance in a manner satisfactory to the Bank; or

         (k) the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company and such proceedings shall not have been dismissed within 45 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

         (l) there shall occur a Default or Event of Default under any of the Loan Documents or under any of the documents with respect to any equipment lease line to be entered into between the Bank and the Company.

         7.2. Remedies. Upon the occurrence of an Event of Default described in
              --------
subsections 7. 1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

         (a) the Bank's commitment to make any further Loans hereunder shall terminate;

         (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

         (c) the Bank may exercise any and all rights it has under this Agreement, the Note or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding; and

         (d) upon termination of the commitment or acceleration of the Loans, as provided for above, the Borrowers shall, as specified in written notice by the Bank, either (i) immediately deliver to the Bank, in immediately available funds, to be held pursuant to a cash collateral agreement in substantially the form that at the time is customarily being used by the Bank in similar situations, an amount equal to the Letter of Credit Obligations (the "Letter of Credit Amount"), or (ii) with the consent of the beneficiary or beneficiaries thereof, cause any Letter of Credit to be canceled in a manner satisfactory to the Bank. In connection with the delivery of the Letter of Credit Amount, the Borrowers shall provide the Bank with such documentation as the Bank may from time to time request to perfect its rights in the Letter of Credit Amount, including, without limitation, pledge agreements and financing statements in form and substance satisfactory to the Bank. The Bank shall hold the Letter of Credit Amount in its own name for the exclusive purpose of applying such Letter of Credit Amount toward the immediate payment of amounts which are thereafter drawn under any Letter of Credit, and, to the extent of such payment, Reimbursement Obligations shall be deemed to be satisfied. Upon the expiry date of all Letters of Credit, any Letter of Credit Amount remaining after satisfaction of the Reimbursement Obligations shall be available to the Bank for application to any Obligations that are then due and payable. The Borrowers shall remain liable for any deficiency.

                                 SECTION VIII.
                                 -------------

                                   SECURITY
                                   --------

         8.1. Security of Company. The Obligations shall be secured by a
              -------------------
perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Borrower is a party.

         8.2. Guaranties and Security of Subsidiaries. The Obligations shall
              ---------------------------------------
also be guaranteed pursuant to the terms of the Guaranties. The obligations of the Guarantors under each such Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

         8.3. Additional Guarantors. The Company will cause each Domestic
              ---------------------
Subsidiary created, acquired or existing on or after the date hereof, other than TSource, Inc., to become a Guarantor immediately and shall cause such Domestic Subsidiary to execute and deliver to the Bank (a) a Guaranty and (b) further Security Documents or other instruments and documents as the Bank may require in order to grant to the Bank a first priority perfected security interest in such Subsidiary's assets, together with legal opinions in form and substance satisfactory to the Bank to be delivered to the Bank opining as to the authorization, validity and enforceability of such Guaranty and Security Documents and, as to the applicable Security Documents, to the perfection of such security interests. In addition, the Company may at any time elect to have a Foreign Subsidiary become a Guarantor hereunder. To the extent the Company makes such an election, such Foreign Subsidiary shall comply in all respects with the requirements of this (S)8.3.

                                  SECTION IX.
                                  -----------

                                 MISCELLANEOUS
                                 -------------

         9.1. Notices. Unless otherwise specified herein, all notices hereunder
              -------
to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answer back received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

         If to the Company or Tier UK, at

         1350 Treat Boulevard
         Suite 250

         Walnut Creek, CA 94596
         Attention: Chief Financial Officer
         Telephone: 925-937-3950
         Fax: 925-937-3902

If to the Bank, at

         100 Federal Street
         High Technology Division
         Boston, MA 02110
         Attention:  Larisa B. Chilton
         Telephone: 617-434-8957
         Fax: 617-434-0819

         or at any other address specified by such party in writing.

         9.2. Expenses. The Company will pay on demand all expenses of the Bank
              --------
in connection with the preparation, waiver or amendment of this Agreement, the Note, the other Loan Agreements and all other documents executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

         9.3. Set-Off. Regardless of the adequacy of any collateral or other
              -------
means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Company may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all obligations of the Company to the Bank or any of its affiliates in such manner as the bead office of the Bank or any of its branch offices in their sole discretion may determine, and the Company hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

         9.4. Term of Agreement. This Agreement shall continue in full force and
              -----------------
effect so long as the Bank has any commitment to make Loans hereunder or any Loan or any Obligation hereunder shall be outstanding.

         9.5. No Waivers. No failure or delay by the Bank in exercising any
              ----------
right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

         9.6. Governing Law. This Agreement and the Note shall be deemed to be
              -------------
contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

         9.7. Amendments. Neither this Agreement nor the Note nor any provision
              ----------
hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Company.

         9.8. Binding Effect of Agreement. This Agreement shall be binding upon
              ---------------------------
and inure to the benefit of the Company and the Bank and their respective successors and assigns; provided that the Company may not assign or transfer its rights or obligations hereunder. The Bank may sell, transfer or grant participation in the Note without the prior written consent of the Company, and the Company agrees that `any transferee or participant shall be entitled to the benefits of Sections 2.8, 2.10, 2.14, 5.5 and 9.3 to the same extent as if such transferee or participant were the Bank hereunder; provided that notwithstanding any such transfer or participation, the Company may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto. The Bank shall provide to the Company not less than ten (10) days prior written notice of any transfer of or participation in the Note.

         9.9. Successors and Assigns.
              ----------------------

         (a) The Bank may at any time grant to one or more banks or other financial institutions (each, a "Participant") participating interests in its commitment to make Loans hereunder or in any or all of its Loans on such terms as the Bank may think fit. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Company, the Bank shall remain responsible for the performance of its obligations hereunder, and the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, provided that such participation
                                              --------
agreement may provide that the Bank will not agree, without the consent of the

Participant, to any modification, amendment or waiver of this Agreement requiring the consent, agreement or approval of the Bank. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.8 (other than benefits that otherwise would be available due to the foreign status of such Participant) and 2.10 with respect to its participating interest, to the extent such Bank would be entitled to such benefits if the participation had not been entered into or sold. An assignment or other transfer which is not permitted by paragraph (ii) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (a).

         (b) The Bank may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all, or a part of all, of its rights, interests and obligations under this Agreement and the Notes (or any one of its Notes) on such terms, as between the Bank and each of its Assignees, as the Bank may think fit (it being understood that any such assignments do not have to be made by pro rata among the facilities), and such Assignee shall
                   --------
assume such rights, interests and obligations, pursuant to an instrument executed by such Assignee and the Bank, provided, that (i) prior to assigning
                                        --------
any interest to any Assignee hereunder, the Bank will (A) notify the Company in writing identifying the proposed Assignee and stating the aggregate principal amount of the proposed interest to be assigned, and (B) prior to the occurrence of an Event of Default, receive the prior written consent of the Company which consent may not be unreasonably withheld or delayed, and (ii) the Bank will not assign to any Assignee less than an aggregate amount equal to $2,000,000 of its commitments to issue Loans hereunder and interest in the Notes (as such interest may be reduced pursuant to the terms hereof) or the remaining amount of its commitments to issue Loans hereunder. It is understood and agreed that the proviso contained in the immediately preceding sentence shall not be applicable in the case of, and this paragraph (b) shall not restrict, (i) an assignment or other transfer by the Bank to an Affiliate or (ii) a collateral assignment or other similar transfer to a Federal Reserve Bank. Upon execution and delivery of such an instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights, interests and obligations of a Bank with the commitment to issue Loans hereunder as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph (b), the transferor Bank and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

         (c) No Assignee or Participant shall be entitled to receive any greater payment under Sections 2.8 and 2.10 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made at a time when the circumstances giving rise to such greater payment did not exist.

         9.10. Counterparts. This Agreement may be signed in any number of
               ------------
counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.


                                  SECTION X.
                                  ----------

                           TRANSITIONAL ARRANGEMENTS
                           -------------------------

         10.1. Original Credit Agreement Superseded. This Agreement shall on the
               ------------------------------------
Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this Section 10. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein, and all outstanding letters of credit issued by the Bank for the account of the any Borrower prior to the Closing Date shall, for purposes of this Agreement, be Letters of Credit hereunder.

         10.2. Return and Cancellation of Notes. As soon as reasonably
               --------------------------------
practicable after its receipt of its Notes hereunder on the Closing Date, the Bank will promptly return to the Company, marked "Substituted" or "Cancelled", as the case may be, any promissory notes of any Borrower held by the Bank pursuant to the Original Credit Agreement.

         10.3. Interest and Fees Under Superseded Agreement. All interest and
               --------------------------------------------
fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date. Commencing on the Closing Date, the commitment fees shall be payable by the Borrowers to the Bank, in accordance with (S)2.3(a).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                 TIER TECHNOLOGIES, INC.


                                 By:  /s/ George K. Ross
                                     ------------------------------------------
                                       Name:  George K. Ross
                                       Title: CFO/Executive Vice President



                                 TIER TECHNOLOGIES
                                 (UNITED KINGDOM), INC.


                                 By:  /s/ George K. Ross
                                     ------------------------------------------
                                       Name:  George K. Ross
                                       Title: CFO/Secretary/Treasurer



                                 BANKBOSTON, N.A.


                                 By:  /s/ Debra E. Del Vecchio
                                     ------------------------------------------
                                       Name:  Debra E.Del Vecchio
                                       Title: Vice President